CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-276410, 333-269329, 333-265954, 333-249403, 333-266506 and 333-285298) and Form S-3 (No. 333-274436, 333-282522 and 333-285297) of Compass Pathways plc of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 24, 2026

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